UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 2)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 1, 2023

NOCERA, INC.

(Exact name of registrant as specified in charter)

Nevada	001-41434	16-1626611
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3F (Building B), No. 185, Sec. 1, Datong Rd., Xizhi Dist., New Taipei City Taiwan 221, ROC

(Address of principal executive offices and zip code)

(886) 910-163-358

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NCRA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 8.01 Other Events.

On June 6, 2023, Nocera, Inc. (the “Company”) filed a Current Report on Form 8-K, as amended on July 7, 2023, therein reporting that on June 1, 2023, Gui Zhou Grand Smooth Technology Ltd. (“GZ GST”), a wholly owned subsidiary of the Company entered into a share purchase agreement dated as of June 1, 2023, as amended (the “Share Purchase Agreement”), with Zhe Jiang Xin Shui Hu Digital Information, Ltd. (“Zhe Jiang”), regarding the Company’s acquisition of all of issued and outstanding equity securities of Zhe Jiang from the stockholders of Zhe Jiang (the “Acquisition”) in exchange for the issuance of 1,500,000 shares of the Company’s common stock (the “Acquisition”).

During the initial transaction process and the Company’s performing its due diligence for the closing, the Company observed that time constraints have led to certain complexities and challenges in consummating the Acquisition within the originally planned timeframe. The Company’s is actively working with the Target Company to resolve such complexities and challenges and will file a Current Report on Form 8-K if and when the Acquisition is consummated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOCERA, INC.

Date: July 28, 2023	By: : /s/ Shun-Chih (Jimmy) Chuang
Name: Shun-Chih (Jimmy) Chuang
Title: Chief Financial Officer

2